Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


I consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-110705) of International Imaging Systems, Inc. of my report dated March 9, 2006, which appears on page F-1 of this annual report on Form 10-KSB for the year ended December 31, 2005.



/s/ THOMAS W. KLASH



Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
March 28, 2006